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                                                                    EXHIBIT 99.2

                      CERTIFICATE OF OWNERSHIP AND MERGER
              MERGING NATIONAL ENERGY GROUP OF OKLAHOMA, INC. INTO
                          NATIONAL ENERGY GROUP, INC.

                      IN ACCORDANCE WITH THE PROVISIONS OF
                 Section 253 OF THE GENERAL CORPORATION LAW OF
                             THE STATE OF DELAWARE


         National Energy Group, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), DOES HEREBY CERTIFY:

         FIRST: The Company was incorporated pursuant to the General Corporation Law on November 20, 1990, and is existing under such law.

         SECOND: National Energy Group of Oklahoma, Inc. ("NEG-OK") was incorporated on June 6, 1996, pursuant to the General Corporation Law, and is existing under such law and is a wholly-owned subsidiary of the Company.

         THIRD: The Company owns of record all of the outstanding shares of each class of stock of NEG-OK.

         FOURTH: On December 6, 1996, the Board of Directors of the Company duly adopted the following resolutions which have not been amended or rescinded and are now in full force and effect:

                 WHEREAS, the Company is the sole shareholder, owning 100% of the outstanding shares of each class of stock, of NEG-OK;

                 WHEREAS, primarily for the purposes of achieving operating efficiencies and combining duplicative corporate and managerial functions, the Company desires to merge NEG-OK with and into the Company (the "Merger"), with the Company as the surviving corporation of such Merger;

                 WHEREAS, pursuant to Section 253 of the General Corporation Law of the State of Delaware, the Company proposes to execute and file with the Secretary of State of the State of Delaware a Certificate of Ownership and Merger, substantially in the form submitted to the Board (the "Certificate"), to effectuate the Merger;

                 WHEREAS, the Board of Directors deems the Merger to be in the best interests of the Company and desires to approve the execution and filing of the Certificate;





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                 NOW, THEREFORE, BE IT RESOLVED, that the Merger is hereby
         approved, authorized and ratified in all respects;

                 RESOLVED FURTHER, that the President or Chief Financial Officer of the Company shall execute the Certificate setting forth a copy of this resolution to merge NEG-OK into the Company, and the date of adoption thereof, and shall file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the offices of the Recorder of New Castle County, Delaware;

                 RESOLVED FURTHER, that the terms and conditions of the Merger are as follows:

                 A. The Merger shall be effective at 11:59 p.m. E.S.T. on December 31, 1996 in accordance with Section 103(d) of the General Corporation Law of Delaware (the "Effective Time");

                 B. At the Effective Time, the separate existence of NEG-OK shall cease and NEG-OK shall be merged into the Company and all the property, assets, rights, privileges, powers, franchises and immunities of NEG-OK shall vest in the Company and all debts, liabilities and obligations of NEG-OK shall become the debts, liabilities and obligations of the Company;

                 RESOLVED FURTHER, that the surviving corporation of the Merger will be the Company, a Delaware corporation, which shall continue in existence under the "National Energy Group, Inc." corporate name;

                 RESOLVED FURTHER, that the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the surviving corporation; and

                 RESOLVED FURTHER, that the appropriate officers of the Company are hereby authorized, empowered and directed, for and on behalf of the Company, to do and perform all such acts and things and to enter into and execute all such documents that, in the judgment of the officer taking such action, are necessary or appropriate to effectuate and carry out the purposes and intent of the foregoing resolutions.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be signed this ___ day of December, 1996, to be effective at the Effective Time.

                                        NATIONAL ENERGY GROUP, INC.



                                        By:
                                           ------------------------------------
                                            Miles D. Bender, President and
                                            Chief Executive Officer





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